REINSTATEMENT AND FIRST AMENDMENT TO CONTRACT OF SALE

THIS REINSTATEMENT AND FIRST AMENDMENT TO CONTRACT OF SALE (this "Reinstatement") is entered into as of March 18, 2005 (the "Effective Date"), by and between TRIVEST WESTPARK LP, a Texas limited partnership ("Seller"), and BERKSHIRE INCOME REALTY, INC., a Maryland corporation ("Buyer").

R E C I T A L S :

A.        Effective as of February 24, 2005, Seller and Buyer entered into that certain Contract of Sale (the "Contract") for the sale and purchase of the real property located in Harris County, Texas, as more particularly described in the Contract (the "Property").

B.	The Contract was terminated by Buyer on March 10, 2005.

C.	Seller and Buyer desire to reinstate and amend the Contract as specified below.

AGREEMENT:

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Reinstatement. The Contract is hereby reinstated, and is in full force and effect as modified by this Reinstatement.

2.          Defined Terms. Except as specified in this Reinstatement, all defined terms in this Reinstatement have the same meanings as in the Contract.

3.	Purchase Price. The Purchase Price for the Property is hereby amended to be $9,900,000.

4.          Due Diligence Period. Buyer hereby acknowledges that the Due Diligence Period shall be deemed to have expired on March 10, 2005 for all purposes of the Contract.

5.          Title Review Period. Buyer hereby acknowledges receipt and approval of the Existing Survey and the Title Commitment; therefore, the Title Review Period shall be deemed to have expired on March 5, 2005 for all purposes, except that Buyer, since it ordered but has not yet received the Survey, has until March 26, 2005 to object in accordance with Section 3.1 of the Contract to any deviation between the Existing Survey and the Survey indicating a violation of law with respect to the Property or a condition that could have a material adverse effect on the Property.

6.	Earnest Money.

(a)        On or before 5:00 p.m. CST, March 21, 2005, Buyer will (i) instruct Title Company to retain the Initial Earnest Money of $100,000; and (ii) deposit additional funds of $300,000 with Title Company as the Additional Earnest Money (which shall be in lieu of the $100,000 Additional Earnest Money described in the Contract so that the total Earnest Money held by Title Company shall be $400,000). If Buyer fails to deposit the $400,000 Earnest Money by such date and time, the Contract shall automatically terminate and be of no further force or effect.

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(b) The Earnest Money will remain subject to the terms of the Contract except that Title Company shall not release $25,000 of the Initial Earnest Money to Seller.

7.	Closing Date. The Closing Date shall be March 30, 2005.

8.   Ratification. All other terms and conditions of the Contract remain in full force and effect and binding on the parties.

9.   Counterparts and Facsimile Signatures. This Reinstatement may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same instrument. Facsimile signatures will be deemed original signatures.

[Signature Page Follows]

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This Reinstatement and First Amendment is executed as of the Effective Date set forth above.

BUYER:

BERKSHIRE INCOME REALTY, INC.,
a Maryland corporation

By: /s/ John Kinzer
Name: John Kinzer
Title:Vice President
SELLER:

TRIVEST WESTPARK LP,

a Texas limited partnership

By:	TriVest Westpark GP, LLC,

a Texas limited liability company,

its general partner

By: /s/ Ron Taylor
Name: Ron Taylor
Title: Manager

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